Exhibit 99.1
Zoom Reports Financial Results for the Third Quarter of Fiscal Year 2022
•Third quarter total revenue of $1,050.8 million, up 35% year over year
•Number of customers contributing more than $100,000 in TTM revenue up 94% year over year
•Third quarter GAAP operating margin of 27.7% and non-GAAP operating margin of 39.1%
SAN JOSE, California – November 22, 2021 – Zoom Video Communications, Inc. (NASDAQ: ZM) today announced financial results for the third fiscal quarter ended October 31, 2021.
“In Q3, we held our premier user event, Zoomtopia, on our Zoom Events service. During this immersive, multi-track conference, we showcased how Zoom is placing people at the center of our communications platform, connecting their disparate work streams into our technology, moving beyond enterprises’ ability to collaborate internally, and empowering them to communicate face-to-face with their customers through Zoom Events and our upcoming Video Engagement Center. We also showcased innovations such as hot desking, whiteboarding, and smart gallery, all designed to empower both co-located and remote hybrid workforces as some companies test return to office programs,” said Zoom founder and CEO, Eric S. Yuan. “Through innovation and dedication, we will continue to deliver happiness to our customers. Looking forward, we expect to close the year between $4.079 to $4.081 billion in total revenue, representing approximately 54% year-over-year growth, alongside strong profitability and operating cash flow growth. We are well on our way to becoming an indispensable platform for enterprises, individuals, and developers to connect, collaborate, and build in the flexible hybrid world of work. We believe our global brand, innovative technologies, and large customer base position us well for the future.”
Third Quarter Fiscal Year 2022 Financial Highlights:
•Revenue: Total revenue for the third quarter was $1,050.8 million, up 35% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the third quarter was $290.9 million, up from $192.2 million in the third quarter of fiscal year 2021. After adjusting for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, non-GAAP income from operations for the third quarter was $411.3 million, up from $290.8 million in the third quarter of fiscal year 2021. For the third quarter, GAAP operating margin was 27.7% and non-GAAP operating margin was 39.1%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the third quarter was $340.3 million, or $1.11 per share, up from $198.4 million, or $0.66 per share in the third quarter of fiscal year 2021.
Non-GAAP net income for the third quarter was $338.4 million, after adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains on strategic investments, net, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $1.11. In the third quarter of fiscal year 2021, non-GAAP net income was $297.2 million, or $0.99 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of October 31, 2021 was $5.4 billion.
•Cash Flow: Net cash provided by operating activities was $394.6 million for the third quarter, compared to $411.5 million in the third quarter of fiscal year 2021. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $374.8 million, compared to $388.2 million in the third quarter of fiscal year 2021.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the third quarter of fiscal year 2022, Zoom had:
•2,507 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 94% from the same quarter last fiscal year.
•Approximately 512,100 customers with more than 10 employees, up approximately 18% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate in customers with more than 10 employees above 130% for the 14th consecutive quarter.

Financial Outlook: Zoom is providing the following guidance for its fourth quarter fiscal year 2022 and its full fiscal year 2022.
•Fourth Quarter Fiscal Year 2022: Total revenue is expected to be between $1.051 billion and $1.053 billion and non-GAAP income from operations is expected to be between $361.0 million and $363.0 million. Non-GAAP diluted EPS is expected to be between $1.06 and $1.07 with approximately 307 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2022: Total revenue is expected to be between $4.079 billion and $4.081 billion. Non-GAAP income from operations is expected to be between $1.598 billion and $1.600 billion. Non-GAAP diluted EPS is expected to be between $4.84 and $4.85 with approximately 306 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on November 22, 2021 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, outlook and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is for you. We help you express ideas, connect to others, and build toward a future limited only by your imagination. Our frictionless communications platform is the only one that started with video as its foundation, and we have set the standard for innovation ever since. That is why we are an intuitive, scalable, and secure choice for large enterprises, small businesses, and individuals alike. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Visit zoom.com and follow @zoom.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter of fiscal year 2022 and full fiscal year 2022, Zoom’s market position, and Zoom’s growth strategy and business aspirations to become an indispensable platform for individuals, enterprises, and developers to connect, collaborate and build in the hybrid world. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate once the impact of the COVID-19 pandemic tapers, particularly as vaccines become widely available and distributed, and users return to work or school or are otherwise no longer subject to limitations on in-person meetings, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2021. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margins. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense and expenses related to charitable donation of common stock because they are non-cash in nature and excluding these expenses provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, litigation settlements, net, gains on strategic investments, net, and undistributed earnings attributable to participating securities. Zoom excludes gains on strategic investments, net because given the size and volatility in the ongoing adjustments to the valuation of our strategic investments, we believe that excluding these gains or losses facilitates a more meaningful evaluation of our operational performance. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
In order to calculate non-GAAP net income per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income per share, basic and diluted, as GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from all customers with more than 10 employees as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. We then calculate the ARR from these customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Press Relations
Colleen Rodriguez
Global Public Relations Lead for Zoom
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations for Zoom
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	October 31, 2021	January 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,322,435	$2,240,303
Marketable securities	4,095,520	2,004,410
Accounts receivable, net	377,874	294,703
Deferred contract acquisition costs, current	177,966	136,630
Prepaid expenses and other current assets	138,921	116,819
Total current assets	6,112,716	4,792,865
Deferred contract acquisition costs, noncurrent	155,541	157,262
Property and equipment, net	212,655	149,924
Operating lease right-of-use assets	88,335	97,649
Strategic investments	299,750	18,668
Goodwill	26,247	24,340
Other assets, noncurrent	83,727	57,285
Total assets	$6,978,971	$5,297,993
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,064	$8,664
Accrued expenses and other current liabilities	509,874	393,018
Deferred revenue, current	1,161,442	858,284
Total current liabilities	1,691,380	1,259,966
Deferred revenue, noncurrent	24,677	25,211
Operating lease liabilities, noncurrent	79,319	90,415
Other liabilities, noncurrent	69,910	61,634
Total liabilities	1,865,286	1,437,226

Stockholders’ equity:
Preferred stock	—	—
Common stock	297	292
Additional paid-in capital	3,561,050	3,187,168
Accumulated other comprehensive (loss) income	(5,128)	839
Retained earnings	1,557,466	672,468
Total stockholders’ equity	5,113,685	3,860,767
Total liabilities and stockholders’ equity	$6,978,971	$5,297,993

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $48.6 million and $24.6 million as of October 31, 2021 and January 31, 2021, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue	$1,050,756	$777,196	$3,028,488	$1,768,883
Cost of revenue	270,957	258,727	797,207	554,705
Gross profit	779,799	518,469	2,231,281	1,214,178
Operating expenses:
Research and development	98,508	42,582	245,994	111,705
Sales and marketing	293,698	190,157	810,544	470,886
General and administrative	96,736	93,488	362,971	227,856
Total operating expenses	488,942	326,227	1,419,509	810,447
Income from operations	290,857	192,242	811,772	403,731
Gains on strategic investments, net	122,421	—	154,497	2,538
Interest income and other, net	(2,995)	1,779	(3,171)	7,112
Income before provision for (benefit from) income taxes	410,283	194,021	963,098	413,381
Provision for (benefit from) income taxes	69,900	(4,621)	78,100	1,675
Net income	340,383	198,642	884,998	411,706
Undistributed earnings attributable to participating securities	(112)	(202)	(430)	(531)
Net income attributable to common stockholders	$340,271	$198,440	$884,568	$411,175

Net income per share attributable to common stockholders:
Basic	$1.14	$0.70	$2.99	$1.46
Diluted	$1.11	$0.66	$2.89	$1.38
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	297,375,011	284,783,006	295,647,626	282,564,481
Diluted	305,939,624	299,258,765	305,726,733	297,605,941

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$340,383	$198,642	$884,998	$411,706
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	114,801	93,925	315,912	179,557
Amortization of deferred contract acquisition costs	46,299	30,500	125,691	71,281
Gains on strategic investments, net	(122,421)	—	(154,497)	(2,538)
Charitable donation of common stock	—	—	—	23,312
Provision for accounts receivable allowances	8,890	5,259	23,482	20,218
Depreciation and amortization	12,584	7,587	35,275	19,401
Non-cash operating lease cost	4,498	2,585	13,131	7,182
Amortization on marketable securities	6,909	1,597	19,546	2,787
Other	1,863	92	2,127	930
Changes in operating assets and liabilities:
Accounts receivable	8,718	6,809	(108,541)	(190,117)
Prepaid expenses and other assets	(14,628)	5,471	(71,998)	(48,258)
Deferred contract acquisition costs	(62,708)	(52,504)	(165,305)	(266,294)
Accounts payable	(31,898)	(2,098)	12,062	8,773
Accrued expenses and other liabilities	78,105	1,853	171,914	203,919
Deferred revenue	7,877	114,451	304,513	633,600
Operating lease liabilities, net	(4,716)	(2,699)	(12,440)	(3,678)
Net cash provided by operating activities	394,556	411,470	1,395,870	1,071,781
Cash flows from investing activities:
Purchases of marketable securities	(1,351,726)	(531,227)	(3,446,313)	(1,016,109)
Maturities of marketable securities	255,639	119,269	1,047,545	406,607
Sales of marketable securities	162,013	—	281,582	36,897
Purchases of property and equipment	(19,767)	(23,264)	(111,816)	(58,517)
Purchases of strategic investments	(39,449)	—	(126,349)	(13,000)
Cash paid for acquisition, net of cash acquired	—	—	(2,121)	(26,486)
Purchase of intangible assets	(9,626)	(2,891)	(9,626)	(4,385)
Other	—	297	—	1,616
Net cash used in investing activities	(1,002,916)	(437,816)	(2,367,098)	(673,377)
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock purchase plan	—	—	37,846	20,760
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	(47,242)	17,176	(28,342)	251,641
Proceeds from exercise of stock options	3,023	6,424	11,044	23,841
Other	—	—	337	—
Net cash (used in) provided by financing activities	(44,219)	23,600	20,885	296,242
Net (decrease) increase in cash, cash equivalents, and restricted cash	(652,579)	(2,746)	(950,343)	694,646
Cash, cash equivalents, and restricted cash – beginning of period	1,995,352	1,031,474	2,293,116	334,082
Cash, cash equivalents, and restricted cash – end of period	$1,342,773	$1,028,728	$1,342,773	$1,028,728

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
GAAP income from operations	$290,857	$192,242	$811,772	$403,731
Adjustments:
Stock-based compensation expense and related payroll taxes	118,708	97,131	339,825	188,979
Litigation settlements, net	—	—	66,916	—
Acquisition-related expenses	1,713	1,398	18,317	6,340
Charitable donation of common stock	—	—	—	23,312
Non-GAAP income from operations	$411,278	$290,771	$1,236,830	$622,362

GAAP net income attributable to common stockholders	$340,271	$198,440	$884,568	$411,175
Adjustments:
Stock-based compensation expense and related payroll taxes	118,708	97,131	339,825	188,979
Litigation settlements, net	—	—	66,916	—
Gains on strategic investments, net	(122,421)	—	(154,497)	—
Acquisition-related expenses	1,713	1,398	18,317	6,340
Charitable donation of common stock	—	—	—	23,312
Undistributed earnings attributable to participating securities	112	202	430	531
Non-GAAP net income	$338,383	$297,171	$1,155,559	$630,337

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.14	$0.70	$2.99	$1.46
Non-GAAP net income per share - basic	$1.14	$1.04	$3.91	$2.23
GAAP net income per share - diluted	$1.11	$0.66	$2.89	$1.38
Non-GAAP net income per share - diluted	$1.11	$0.99	$3.78	$2.12

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	297,375,011	284,783,006	295,647,626	282,564,481
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	305,939,624	299,258,765	305,726,733	297,605,941

Net cash provided by operating activities	$394,556	$411,470	$1,395,870	$1,071,781
Less:
Purchases of property and equipment	(19,767)	(23,264)	(111,816)	(58,517)
Free cash flow (non-GAAP)	$374,789	$388,206	$1,284,054	$1,013,264
Net cash used in investing activities	$(1,002,916)	$(437,816)	$(2,367,098)	$(673,377)
Net cash (used in) provided by financing activities	$(44,219)	$23,600	$20,885	$296,242